UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 14, 2008

Flagstone Reinsurance Holdings Limited
(Exact name of registrant as specified in its charter)

Bermuda	001-33364	98-0481623
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

23 Church Street, Hamilton HM 11, Bermuda
(Address of principal executive offices; zip code)

Registrant’s telephone number, including area code: (441) 278-4300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.  REGULATION FD DISCLOSURE

On August 14, 2008, Flagstone Réassurance Suisse SA (“Flagstone Suisse”), a Swiss subsidiary of Flagstone Reinsurance Holdings Limited (the “Company”), issued a press release announcing its decision to submit a Voluntary Public Offer (the “Offer”) for the acquisition of up to 100% of the share capital of Alliance International Reinsurance Public Company Limited (“Alliance Re”), a public company listed on the Cyprus Securities Exchange.  As of August 14, 2008, Flagstone Suisse owned approximately 29.96% of Alliance Re’s share capital.  The Chairman and CEO of Alliance Re, Khader Hemsi (as well as persons associated to him) and Alliance Re’s Executive Vice Chairman, Andreas Aloneftis (as well as a company related to him), totaling 26.51% of the share capital of Alliance Re, have irrevocably committed to accept the Offer.  Khader Hemsi has agreed to remain as CEO of Alliance Re until 2012.  The Offer is subject to the approval of the Commission of the Protection of Competition in Cyprus and other competent authorities in Cyprus and Switzerland.  Alliance Re, domiciled in the Republic of Cyprus, is a specialist property and casualty reinsurer writing multiple lines of business in Europe, Asia, and the Middle East & North Africa regions.  A copy of the press release is attached as Exhibit 99.1 to this Form 8-K. This Form 8-K and Exhibit 99.1 hereto are being furnished to the Securities and Exchange Commission (the “SEC”) pursuant to Item 7.01 of Form 8-K and are therefore not to be considered “filed” with the SEC.

Exhibit No.	Description
99.1
Press release, dated August 14, 2008, announcing the public offer of Flagstone Réassurance Suisse SA for the acquisition of up to 100% of the share capital of Alliance International Reinsurance Public Company Limited.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FLAGSTONE REINSURANCE HOLDINGS LIMITED

Date: August 19, 2008	By:	/s/ James O’Shaughnessy
Name: James O’Shaughnessy
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1
Press release, dated August 14, 2008, announcing the public offer of Flagstone Réassurance Suisse SA for the acquisition of up to 100% of the share capital of Alliance International Reinsurance Public Company Limited.